Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of July 5, 2023, by and among CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P., and CRG Partners III Parallel Fund “B” (Cayman) L.P. (each, a “Purchaser” and collectively, the “Purchasers”) and T2 Biosystems, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, 1,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”), for the aggregate purchase price of $100.00 (the “Purchase Price”) in the amounts set forth on Schedule I attached hereto.

B. The Series A Preferred shall have the rights and preferences set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A COD”), substantially in the form attached hereto as Exhibit A, which shall be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing (as defined below).

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser agree as follows:

Article I: Sale and Purchase

1.1 Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at the Closing (as defined below), one thousand shares of Series A Preferred for the Purchase Price. The sale and purchase of the shares of Series A Preferred pursuant to this Agreement is referred to herein as the “Stock Purchase.”

1.2 At or prior to the Closing, the Purchasers will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing, or by check or money order payable to the Company.

1.3 Subject to the satisfaction of each of the conditions set forth in Article IV and Article V hereof (to the extent not waived in accordance therewith), the closing of the Stock Purchase (the “Closing”) shall take place remotely via the exchange of documents and signatures within one business day after the date hereof or via such method and at such other time and place as is mutually agreed to by the Company and the Purchaser (the date on which such Closing occurs is hereinafter referred to as the “Closing Date”).

Article II: Covenants, Representations and Warranties of the Purchaser

The Purchasers hereby covenant as follows, and make the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such covenants, representations and warranties shall survive the Closing.

2.1 Power and Authorization. The Purchasers have the power, authority and capacity to execute and deliver this Agreement, to perform his or her obligations hereunder, and to consummate the Stock Purchase contemplated hereby.

2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Purchasers and constitutes a legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Stock Purchase will not materially violate, conflict with or result in a breach of or default under (i) any agreement or instrument to which the Purchasers is a party or by which the Purchasers or any of his or her assets are bound, or (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchasers.

2.3 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Series A Preferred hereunder for investment for his or her own account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.

2.4 No Public Market. The Purchasers acknowledge and agree that no public market exists for the Series A Preferred and the share of Series A Preferred is subject to transfer restrictions as set forth in the Series A COD.

2.5 Transfer Restrictions. The Purchasers acknowledge and agree as follows:

(a) The Series A Preferred has not been registered for sale under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act; the Company does not currently intend to register the Series A Preferred under the Securities Act at any time in the future.

(b) The Purchasers understand that there are substantial restrictions on the transferability of the Series A Preferred and that the book-entry certificate representing the Series A Preferred will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Purchaser, and all such covenants, representations and warranties shall survive the Closing.

3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Stock Purchase contemplated hereby.

3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Series A Preferred has been duly authorized by the Company. This Agreement, the issuance of the Series A Preferred and consummation of the Stock Purchase will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

3.3 Securities Law Matters. Assuming the accuracy of the Purchasers’ representations and warranties hereunder, the Series A Preferred issued pursuant to the Stock Purchase will be (i) exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (ii) issued in compliance with all applicable state and federal laws concerning the issuance of the Series A Preferred.

3.4 Validity of the Series A Preferred. The shares of Series A Preferred to be issued pursuant to this Agreement at the Closing (a) have been duly authorized by the Company and, upon its issuance pursuant to the Stock Purchase in accordance with the terms of this Agreement, the Series A Preferred will be validly issued, fully paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights.

Article IV: Conditions to Company’s Obligations at Closing

The Company’s obligation to complete the Stock Purchase and deliver the Series A Preferred to the Purchasers in exchange for the Purchase Price shall be subject to the following conditions to the extent not waived by the Company:

4.1 Representation and Warranties. The representations and warranties made by the Purchasers in Article II hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2 Performance. The Purchasers shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

Article V: Conditions to Purchaser’s Obligations at Closing

The Purchasers’ obligations to deliver the Purchase Price and accept delivery of the Series A Preferred and to effect the Stock Purchase shall be subject to the following conditions to the extent not waived by the Purchasers:

5.1 Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

5.2 Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

5.3 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.4 Certificate of Designation. The Company shall have filed the Series A COD with the Secretary of State of the State of Delaware, and the Series A COD shall remain in full force and effect as of the Closing.

Article VI: Voting Agreement

6.1 Voting Agreement. Purchasers hereby covenant and agree to vote the share of Series A Preferred (which shall have 400,000,000 votes) on any Reverse Stock Split Proposal (as defined in the Series A COD) in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes are otherwise) on such proposal; provided, however, that unless and until at least one-third of the outstanding shares of Common Stock on the record date set for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, Purchasers will not vote the share of Series A Preferred on such Reverse Stock Split Proposal.

Article VII: Miscellaneous

7.1 Entire Agreement. This Agreement and any other documents and agreements executed in connection with this Agreement or the Stock Purchase, including the Series A COD, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Company and the Purchasers and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other party to this Agreement, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

7.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

7.3 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

7.4 Costs and Expenses. The Purchasers and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

7.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

7.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Purchase Agreement as of the date first above written.

T2 BIOSYSTEMS, INC.

By:	/s/ John Sperzel
Name:	John Sperzel
Title:	Chairman of the Board of Directors, President and Chief Executive Officer

Address:	101 Hartwell Avenue
Lexington, MA 02421

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Securities Purchase Agreement as of the date first above written.

CRG:

CRG PARTNERS III L.P.

By CRG PARTNERS III GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Securities Purchase Agreement as of the date first above written.

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By: CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By: CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Securities Purchase Agreement as of the date first above written.

CRG PARTNERS III PARALLEL FUND “B” (CAYMAN) L.P.

By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

Schedule I

Stockholder	Number of Shares of Series A Preferred Stock
CRG Partners III L.P.	137
CRG Partners III - Parallel Fund “A” L.P.	85
CRG Partners III (Cayman) Unlev AIV I L.P.	27
CRG Partners III (Cayman) Lev AIV I L.P.	330
CRG Partners III Parallel Fund “B” (Cayman) L.P.	421
TOTAL	1,000